June 2026

Preliminary Pricing Supplement No. 16,572

Registration Statement Nos. 333-293641; 333-293641-01

Dated June 8, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. Beginning after one year, the securities will be automatically called if the fund closing price of each underlying on any of the calculation days is greater than or equal to 95% of its starting price, which we refer to as its respective call threshold price, for a call payment equal to the face amount plus a call premium. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of at least approximately 8.70% per annum (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

If the ending level of any underlying is less than its respective call threshold price but the ending level of each underlying is greater than or equal to its threshold price, investors will receive a maturity payment amount of $1,000 per $1,000 security.

If the ending price of the lowest performing underlying is less than its threshold price, investors will be exposed to the decline in the lowest performing underlying beyond 20%, and investors will lose some or a significant portion of their initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose up to 80% of your investment.

￭These securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying in exchange for the possibility of receiving a call payment if each underlying closes at or above its respective call threshold price on any of the calculation days, including the final calculation day.

￭Investors will not participate in any appreciation of any underlying.

￭Because all payments on the securities are based on the lowest performing underlying, a decline beyond the respective threshold price of any underlying will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in any of the underlyings.

The current estimated value of the securities is approximately $957.10 per security, or within $25.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 5.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 13. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$23.25	$976.75
Total	$	$	$

(1) Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $23.25 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $17.50 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2) In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3) See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	June 15, 2028†, subject to postponement if the final calculation day is postponed
Underlyings:

State Street® Financial Select Sector SPDR® ETF (the “XLF Shares”), the State Street® Consumer Staples Select Sector SPDR® ETF (the “XLP Shares”) and State Street® Utilities Select Sector SPDR® ETF (the “XLU Shares”)

Fund underlying index:

With respect to the XLF Shares, the Financial Select Sector Index

With respect to the XLP Shares, the Consumer Staples Select Sector Index

With respect to the XLU Shares, the Utilities Select Sector Index

Fund underlying index sponsor:	With respect to each of the XLF Shares, the XLP Shares and the XLU Shares, S&P® Dow Jones Indices LLC, or any successor thereof
Automatic call:

The securities are not subject to automatic call until approximately one year after the original issue date. Following this 1-year non-call period, if, on any calculation day, beginning on June 16, 2027, the fund closing price of each underlying is greater than or equal to its respective call threshold price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the fund closing price of any underlying is below its respective call threshold price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of any underlying on the applicable calculation day significantly exceeds its call threshold price. You will not participate in any appreciation of any underlying.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate that will be set on the pricing date, as follows:

●1st calculation day: at least $1,087.00, which corresponds to a call premium of at least approximately 8.70%

●2nd calculation day: at least $1,094.25, which corresponds to a call premium of at least approximately 9.425%

●3rd calculation day: at least $1,101.50, which corresponds to a call premium of at least approximately 10.15%

●4th calculation day: at least $1,108.75, which corresponds to a call premium of at least approximately 10.875%

●5th calculation day: at least $1,116.00, which corresponds to a call premium of at least approximately 11.60%

●6th calculation day: at least $1,123.25, which corresponds to a call premium of at least approximately 12.325%

●7th calculation day: at least $1,130.50, which corresponds to a call premium of at least approximately 13.05%

●8th calculation day: at least $1,137.75, which corresponds to a call premium of at least approximately 13.775%

●9th calculation day: at least $1,145.00, which corresponds to a call premium of at least approximately 14.50%

●10th calculation day: at least $1,152.25, which corresponds to a call premium of at least approximately 15.225%

●11th calculation day: at least $1,159.50, which corresponds to a call premium of at least approximately 15.95%

●12th calculation day: at least $1,166.75, which corresponds to a call premium of at least approximately 16.675%

●Final calculation day: at least $1,174.00, which corresponds to a call premium of at least approximately 17.40%

The actual call payment and call premium applicable to each calculation day will be determined on the pricing date.

June 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

No further payments will be made on the securities once they have been called.
Calculation days:

Monthly, as follows:

●1st calculation day: June 16, 2027†*

●2nd calculation day: July 16, 2027†*

●3rd calculation day: August 16, 2027†*

●4th calculation day: September 16, 2027†*

●5th calculation day: October 18, 2027†*

●6th calculation day: November 16, 2027†*

●7th calculation day: December 16, 2027†*

●8th calculation day: January 18, 2028†*

●9th calculation day: February 16, 2028†*

●10th calculation day: March 16, 2028†*

●11th calculation day: April 17, 2028†*

●12th calculation day: May 16, 2028†*

●Final calculation day: June 12, 2028†*

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

If the ending level of any underlying is less than its respective call threshold price but the ending level of each underlying is greater than or equal to its threshold price:

$1,000; or

If the ending price of the lowest performing underlying is less than its threshold price:

$1,000 × (performance factor of the lowest performing underlying + buffer amount)

Under these circumstances, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

Fund closing price:

For each underlying, the “fund closing price” for one share of such underlying (or one unit of any other security for which a fund closing price must be determined) on any trading day means the product of (i) the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying (or any such other security) is listed or admitted to trading, and (ii) the adjustment factor on such trading day.

Starting price:

With respect to the XLF Shares: $ , which is the fund closing price on the pricing date.

With respect to the XLP Shares: $ , which is the fund closing price on the pricing date.

With respect to the XLU Shares: $ , which is the fund closing price on the pricing date.

Ending price:	With respect to each underlying, its fund closing price on the final calculation day.
Call threshold price:

With respect to the XLF Shares: $ , which is equal to 95% of its starting price.

With respect to the XLP Shares: $ , which is equal to 95% of its starting price.

With respect to the XLU Shares: $ , which is equal to 95% of its starting price.

Threshold price:

With respect to the XLF Shares: $ , which is equal to 80% of its starting price.

With respect to the XLP Shares: $ , which is equal to 80% of its starting price.

With respect to the XLU Shares: $ , which is equal to 80% of its starting price.

Buffer amount:	20%
Lowest performing underlying:	On any calculation day, the underlying with the lowest performance factor
Performance factor:	With respect to each underlying, the ending price divided by the starting price
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount

June 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

of $1,000.
Pricing date:	June 11, 2026*†
Original issue date:	June 16, 2026*† (3 business days after the pricing date)
Adjustment factor:

With respect to each underlying, 1.0, subject to adjustment in the event of certain events affecting such underlying. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.

CUSIP / ISIN:	61781GKF7 / US61781GKF71
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the calculation days and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

June 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $957.10, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, the call threshold prices and the threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

June 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028 (the “securities”) may be appropriate for investors who:

￭Believe that the fund closing price of each underlying will be greater than or equal to its respective call threshold price on one of the calculation days;

￭Seek the potential for a fixed return if the price of each underlying is greater than or equal to its respective call threshold price as of any of the calculation days in lieu of full participation in any potential appreciation of any underlying;

￭Understand that if the fund closing price of any underlying is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities, and that if the fund closing price of any underlying on the final calculation day has declined by more than 20% from its starting price, they will receive less, and possibly 80% less, than the face amount per security at maturity;

￭Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

￭Understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and that they will not benefit in any way from the performance of the better performing underlyings;

￭Understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭Understand and are willing to accept the full downside risks of each underlying;

￭Are willing to forgo interest payments on the securities and dividends on the underlyings and the stocks composing the fund underlying indices; and

￭Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭Require full payment of the face amount of the securities at maturity;

￭Believe that the fund closing price of any underlying will be less than its respective call threshold price on each calculation day;

￭Seek a security with a fixed term;

￭Are unwilling to accept the risk that, if the fund closing price of any underlying is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities;

￭Are unwilling to accept the risk that the fund closing price of any underlying on the final calculation day may decline by more than 20% from its starting price to its ending price, in which case they will receive less, and possibly 80% less, than the face amount per security at maturity;

￭Seek current income;

￭Are unwilling to accept the risk of exposure to each of the underlyings;

￭Seek exposure to the upside performance of any or each underlying beyond the applicable call premiums;

￭Seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the lowest performing underlying;

￭Are unwilling to accept our credit risk; or

￭Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “State Street® Financial Select Sector SPDR® ETF Overview,” “State Street® Consumer Staples Select Sector SPDR® ETF Overview” and “State Street® Utilities Select Sector SPDR® ETF Overview” below.

June 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

June 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting price to its fund closing price on the applicable calculation day.

June 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the fund closing price of each underlying on the calculation days, and the maturity payment amount, if any, will be determined by reference to the fund closing price of each underlying on the final calculation day. The actual call payment with respect to each applicable calculation day, starting prices, call threshold prices and threshold prices will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 2 years
Hypothetical call payments:	The hypothetical call payment will be an amount in cash per face amount for each calculation day, as follows:

Call Payment

●1st calculation day: $1,087.00

●2nd calculation day: $1,094.25

●3rd calculation day: $1,101.50

●4th calculation day: $1,108.75

●5th calculation day: $1,116.00

●6th calculation day: $1,123.25

●7th calculation day: $1,130.50

●8th calculation day: $1,137.75

●9th calculation day: $1,145.00

●10th calculation day: $1,152.25

●11th calculation day: $1,159.50

●12th calculation day: $1,166.75

●Final calculation day: $1,174.00

Hypothetical starting price:	With respect to the XLF Shares: $100.00
With respect to the XLP Shares: $100.00
With respect to the XLU Shares: $100.00

Hypothetical call threshold price:	With respect to the XLF Shares: $95.00, which is 95% of its hypothetical starting price
With respect to the XLP Shares: $95.00, which is 95% of its hypothetical starting price
With respect to the XLU Shares: $95.00, which is 95% of its hypothetical starting price

Hypothetical threshold price:	With respect to the XLF Shares: $80.00, which is 80% of its hypothetical starting price
With respect to the XLP Shares: $80.00, which is 80% of its hypothetical starting price
With respect to the XLU Shares: $80.00, which is 80% of its hypothetical starting price

* The hypothetical starting price of $100 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying. The actual starting prices, call threshold prices and threshold prices will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing prices of the underlyings, see the historical information set forth herein.

June 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	XLF Shares Fund Closing Price	XLP Shares Fund Closing Price	XLU Shares Fund Closing Price	Payment (per Security)
1st Calculation day	$70.00 (below the call threshold price)	$75.00 (below the call threshold price)	$60.00 (below the call threshold price)	--
2nd Calculation day	$140.00 (at or above the call threshold price)	$155.00 (at or above the call threshold price)	$150.00 (at or above the call threshold price)	$1,094.25

In this example, on the first calculation day, the fund closing price of each underlying is below its call threshold price. Therefore, the securities are not called. On the second calculation day, the fund closing price of each underlying is at or above its call threshold price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,094.25 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the underlying.

June 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

How to calculate the payment investors will receive at maturity:

In the following examples, the fund closing price of one or more underlying is below its call threshold price on each of the calculation days, and, consequently, the securities are not automatically called.

Date	XLF Shares Fund Closing Price	XLP Shares Fund Closing Price	XLU Shares Fund Closing Price	Payment (per Security)
Example 1	$100.00 (above the threshold price)	$100.00 (above the threshold price)	$105.00 (above the threshold price)	$1,174
Example 2	$60.00 (below the threshold price)	$110.00 (above the threshold price)	$115.00 (above the threshold price)	$1,000 x (performance factor of the lowest performing underlying + 0.2) = $800
Example 3	$100.00 (above the call threshold price and the threshold price)	$90.00 (below the call threshold price but above the threshold price)	$105.00 (above the call threshold price and the threshold price)	$1,000
Example 4	$60.00 (below the threshold price)	$55.00 (below the threshold price)	$40.00 (below the threshold price)	$1,000 x (performance factor of the lowest performing underlying + 0.2) = $600

In example 1, the ending price of each underlying is at or above its respective threshold price and call threshold price. Therefore, investors receive at maturity a cash payment per security equal to the face amount of the securities, in addition to the final contingent coupon payment. Investors do not participate in any appreciation in any underlying.

In example 2, the ending prices of two of the underlyings are at or above their respective threshold prices and the ending price of the other underlying is below its threshold price. Therefore, investors are exposed to the negative performance of the lowest performing underlying at maturity. Investors receive at maturity an amount equal to the face amount times the performance factor plus the buffer amount of the XLF Shares, which is the lowest performing underlying in this example.

In example 3, the ending level of one of the underlyings is at or above its threshold price and its call threshold price, the ending level of one of the underlyings is below its threshold price but at or above its call threshold price, and the ending level of the other underlying is above its threshold price and its call threshold price. Therefore, investors receive $1,000 per security at maturity.

In example 4, the ending price of each underlying is below the threshold price, and accordingly, investors are exposed to the negative performance of the lowest performing underlying beyond 20% and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $600.00 per security, representing a loss of 40% on your investment over the approximately 2-year term of the securities.

If the securities are not called prior to maturity and the ending price of any underlying is below the threshold price on the final calculation day, the securities will be exposed to any decline in the fund closing price of the lowest performing underlying beyond 20%. You may lose up to 80% of the face amount of your securities at maturity.

June 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying is less than its threshold price, you will receive less, and up to 80% less, than the face amount of your securities at maturity.

￭The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each of the underlyings closes at or above its respective call threshold price on any calculation day. In all cases, you will not participate in any appreciation of any of the underlyings, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of each underlying on any day, including in relation to its respective starting price, call threshold price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the price of each underlying,

odividend rates on the underlyings or the stocks composing the fund underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the price of any underlying at the time of sale is near or below its threshold price or if market interest rates rise.

You cannot predict the future performance of any underlying based on its historical performance. If the securities are not called and the ending price of any underlying is less than its threshold price, you will be exposed on a 1-to-1 basis to any decline in the ending price of the lowest performing underlying in excess of 20%. See “State Street® Financial Select Sector SPDR® ETF Overview,” “State Street® Consumer Staples Select Sector SPDR® ETF Overview” and “State Street® Utilities Select Sector SPDR® ETF Overview” below.

June 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the fund underlying indices. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying indices or the stocks that constitute the fund underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the fund underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

June 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the call threshold prices, the threshold prices and the ending prices and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending price of an underlying in the event of a market disruption event with respect to such underlying or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the fund underlying indices), including trading in the underlyings and in other instruments related to the underlyings or fund underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlyings or the stocks that constitute the fund underlying indices and other financial instruments related to the fund underlying indices and the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price, and, therefore, could increase (i) the price at or above which such underlying must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold price for such underlying, which is the price at or above which such underlying must close on the final calculation day so that you do not suffer a loss on your initial investment in the securities (depending

June 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

￭The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call payment, each underlying must close at or above its respective threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying has declined to below its respective threshold price as of the final calculation day, you will lose 1% of principal for every 1% decline in the final share price of the lowest performing underlying from its initial share price beyond the buffer amount of 20%, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the payment at maturity will be less than the face amount. Accordingly, your investment is subject to the price risk of each underlying.

June 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the ending price of any underlying will decline to below 80% of its starting price than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the price of each underlying must be greater than or equal to its threshold price on a call date in order for the securities to be called prior to maturity, the securities are less likely to be called on a call settlement date than if the securities were linked to just one underlying.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the financial services sector. The stocks included in the Financial Select Sector Index and that are generally tracked by the XLF Shares are stocks of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: diversified financial services, insurance, commercial banks, capital markets, real estate investment trusts (“REITs”), consumer finance, thrifts & mortgage finance, and real estate management & development. Because the value of the securities is linked to the performance of the XLF Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the State Street® Financial Select Sector SPDR® ETF, have been and may continue to be subject to severe price competition. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the consumer staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

June 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

￭Investing in the securities exposes investors to risks associated with investments with a concentration in the utilities sector. The stocks included in the Utilities Select Sector Index and that are generally tracked by the XLU Shares are stocks of companies whose primary business is directly associated with the utilities sector. Because the value of the securities is linked to the performance of the XLU Shares, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the utilities sector.

Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but, conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the utilities sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The performance and market price of an underlying, particularly during periods of market volatility, may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Each underlying does not fully replicate its fund underlying index and may hold securities that are different than those included in its fund underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and its fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting an underlying may impact the variance between the performance of such underlying and its fund underlying index. Finally, because the shares of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of an underlying may differ from the net asset value per share of such underlying. In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting an underlying may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of such underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of such underlying, and their ability to create and redeem shares of such underlying may be disrupted. Under these circumstances, the market price of shares of such underlying may vary substantially from the net asset value per share of such underlying or the level of its fund underlying index. For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its fund underlying index, the performance of the component securities of such fund underlying index or the net asset value per share of such underlying. Any of these events could materially and adversely affect the price of the shares of an underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur with respect to an underlying on the final calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event with respect to such underlying to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event with respect to an underlying has taken place, the payment at maturity amount would be based on the

June 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

published closing price per share of such underlying on the final calculation day, even if the shares of such underlying are underperforming its fund underlying index or the component securities of its fund underlying index and/or trading below the net asset value per share of such underlying.

￭Adjustments to the underlyings or the fund underlying indices could adversely affect the value of the securities. The fund sponsor to each underlying (SSGA Funds Management, Inc.) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant fund underlying index. Pursuant to its investment strategy or otherwise, the fund sponsor may add, delete or substitute the stocks composing an underlying. Any of these actions could adversely affect the price of such underlying and, consequently, the value of the securities. The fund underlying index sponsor of each fund underlying index may add, delete or substitute the stocks constituting such fund underlying index or make other methodological changes that could change the value of such fund underlying index. The fund underlying index sponsor of each fund underlying index may discontinue or suspend calculation or publication of such fund underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of a fund underlying index, and, consequently, the price of an underlying and the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that could affect the underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

￭Historical prices of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the price of the underlyings at any time, including on the final calculation day, because historical prices of the underlyings do not provide an indication of future performance of the underlyings.

June 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

State Street® Financial Select Sector SPDR® ETF Overview

The State Street® Financial Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Financial Select Sector SPDR® ETF. The State Street® Financial Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Financial Select Sector Index. Effective December 1, 2025, the underlier changed its name from Financial Select Sector SPDR® Fund to State Street® Financial Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Financial Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLF Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLF Shares for the period from January 1, 2021 through June 5, 2026. The closing price of the XLF Shares on June 5, 2026 was $52.30. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the XLF Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLF Shares at any time, including on the calculation days.

Shares of the State Street® Financial Select Sector SPDR® ETF Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities offered hereby and does not relate to the XLF Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLF Shares (and therefore the price of the XLF Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLF Shares.

June 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLF Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLF Shares.

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “SPDR®”, “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The share underlying index publisher with respect to the Financial Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

June 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

State Street® Consumer Staples Select Sector SPDR® ETF Overview

The State Street® Consumer Staples Select Sector SPDR® ETF is an exchange-traded fund managed by the Select Sector SPDR® Trust (the “Trust”), a registered investment company. The Trust consists of numerous separate investment portfolios, including the State Street® Consumer Staples Select Sector SPDR® ETF. The State Street® Consumer Staples Select Sector SPDR® ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. Effective December 1, 2025, the fund changed its name from Consumer Staples Select Sector SPDR® Fund to State Street® Consumer Staples Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Consumer Staples Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the State Street® Consumer Staples Select Sector SPDR® ETF is accurate or complete.

The following graph sets forth the daily closing prices of the XLP Shares for the period from January 1, 2021 through June 5, 2026. The closing price of the XLP Shares on June 5, 2026 was $83.44. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLP Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLP Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLP Shares at any time, including on the calculation days.

Shares of the State Street® Consumer Staples Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities offered hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

June 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the Trust. S&P®, S&P® Global Inc. and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. The share underlying index publisher with respect to the Consumer Discretionary Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Consumer Staples Select Sector Index includes component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products. For more information, see “S&P® Select Sector Indices—Consumer Staples Select Sector Index” in the accompanying index supplement.

June 2026 Page 22

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

State Street® Utilities Select Sector SPDR® ETF Overview

The Utilities Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, which is a registered investment company. The Trust consists of numerous separate investment portfolios, including the Utilities Select Sector SPDR® Fund. The Utilities Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Utilities Select Sector Index. Effective December 1, 2025, the fund changed its name from Utilities Select Sector SPDR® Fund to State Street® Utilities Select Sector SPDR® ETF. It is possible that this fund may not fully replicate the performance of the Utilities Select Sector Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the XLU Shares is accurate or complete.

The following graph sets forth the daily closing prices of the XLU Shares for the period from January 1, 2021 through June 5, 2026. The closing price of the XLU Shares on June 5, 2026 was $44.35. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The XLU Shares have at times experienced periods of high volatility. You should not take the historical prices of the XLU Shares as an indication of its future performance, and no assurance can be given as to the closing price of the XLU Shares at any time, including on the calculation days.

State Street® Utilities Select Sector SPDR® ETF – Daily Closing Prices January 1, 2021 to June 5, 2026

This document relates only to the securities offered hereby and does not relate to the XLU Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLU Shares (and therefore the price of the XLU Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLU Shares.

June 2026 Page 23

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLU Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLU Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “SPDR® Series Trust,” “Select Sector SPDR®” and “Select Sector SPDRs” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or the SPDR® Series Trust. S&P®, S&P® Global Inc. and the SPDR® Series Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and the SPDR® Series Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Utilities Select Sector Index. The Utilities Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the utilities sector of the S&P 500® Index. The Utilities Select Sector Index includes component stocks in industries such as electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities. For more information, see “S&P® Select Sector Indices—Utilities Select Sector Index” in the accompanying index supplement.

June 2026 Page 24

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2026 Page 25

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Financial Select Sector SPDR® ETF, the State Street® Consumer Staples Select Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF due June 15, 2028

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $23.25 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $17.50 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 5.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

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